As filed with the U.S. Securities and Exchange Commission on May 14, 2026

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OBOOK Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	N/A (IRS Employer Identification Number)

9F., No. 28, Wencheng Rd., Beitou Dist.,

Taipei City 112, Taiwan,

Republic of China

+886-2-6610-0180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications
sent to agent for service, should be sent to:

Ching-Yang Lin, Esq. Sullivan & Cromwell LLP 20th Floor, Alexandra House 18 Chater Road, Central Hong Kong +852-2826-8688	Darren Wang OBOOK Holdings Inc. 9F., No. 28, Wencheng Rd., Beitou Dist., Taipei City 112, Taiwan, Republic of China +886-2-6610-0180

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 14, 2026

OBOOK Holdings Inc.

12,350,340 Class A Common Shares

This prospectus relates to the resale, from time to time, by the selling shareholder (the “Selling Shareholder”), of up to an aggregate of 12,350,340 Class A Common Shares, par value US$0.001 per share (the “Class A Common Shares”), of OBOOK Holdings Inc. (the “Company,” “we,” “us” or “our”), consisting of (i) up to 11,500,000 Class A Common Shares issuable upon conversion of, or as repayment shares in payment of monthly installments under, a senior secured convertible promissory note originally issued to the Selling Shareholder on April 6, 2026 (the “Note”), and (ii) up to 850,340 Class A Common Shares issuable upon exercise of a Class A Common Share purchase warrant originally issued to the Selling Shareholder on April 6, 2026 (the “Warrant”), in each case, pursuant to the Securities Purchase Agreement, dated as of April 2, 2026, by and between the Company and the Selling Shareholder (the “Securities Purchase Agreement”), as further described below under “Prospectus Summary—Recent Developments—The Lind Private Placement”.

The Selling Shareholder is identified in the table commencing on page 16. We are not selling any Class A Common Shares pursuant to this prospectus and we will not receive any of the proceeds from the sale by the Selling Shareholder of the Class A Common Shares registered hereunder. We may, however, receive up to approximately US$6,649,659 in aggregate gross proceeds from the cash exercise of the Warrant in full (based on the current Warrant exercise price of US$7.82 per share), if and when the Warrant is exercised for cash. See “Use of Proceeds.”

The Selling Shareholder may sell or otherwise dispose of the Class A Common Shares described in this prospectus in a number of different ways and at varying prices, including at prevailing market prices, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Shareholder may sell any, all or none of the Class A Common Shares offered by this prospectus. See “Plan of Distribution.”

Our Class A Common Shares are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “OWLS.” On May 13, 2026, the last reported sale price of our Class A Common Shares on Nasdaq was US$5.79 per Class A Common Share.

We are an “emerging growth company” as defined under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. We are also a “foreign private issuer” under applicable U.S. federal securities laws. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Foreign Private Issuer.”

We are a “controlled company” within the meaning of the applicable rules of Nasdaq since Darren Wang, our founder and CEO, controls a majority of the total voting power of the Company through his beneficial ownership of our Class B Common Shares, par value US$0.001 per share (the “Class B Common Shares”). As a “controlled company,” we are exempt from certain corporate governance requirements of Nasdaq. See “Risk Factors” for more information.

Investing in our Class A Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, and the risk factors incorporated by reference from Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”), for a discussion of factors you should consider before investing in our Class A Common Shares.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or other securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 14, 2026

-i-

For investors outside of the United States of America (the “United States”): Neither we nor the Selling Shareholder has done anything that would permit the use of, or possession or distribution of, this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A Common Shares by the Selling Shareholder and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, in any free writing prospectus we have prepared, or in the documents incorporated by reference herein, and neither we nor the Selling Shareholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholder are not making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than its date, or that the information incorporated by reference herein is accurate as of any date other than the date of the document so incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Class A Common Shares.

-ii-

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-1 that we filed with the SEC using a continuous offering process pursuant to Rule 415 under the Securities Act of 1933, as amended. Under this process, the Selling Shareholder may, from time to time, sell the Class A Common Shares covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the “Where You Can Find More Information” section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our Class A Common Shares.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

Capitalized terms used but not otherwise defined in this prospectus shall have the meanings ascribed to such terms in the Securities Purchase Agreement, the Note, the Warrant, and other exhibits filed herewith.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our Class A Common Shares. Before making an investment decision, you should read carefully this entire prospectus, including the “Risk Factors” section and the financial statements and related notes incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation of Certain Information by Reference” before making an investment in our securities.

Our Mission

Our mission is to use blockchain technology to provide businesses with more reliable and transparent data management, to reinvent global flow of funds for businesses and consumers and to lead the digital transformation of business operations.

Overview

We are a blockchain-based financial infrastructure and software company founded in 2010 and headquartered in Taipei, Taiwan, operating globally under the “OwlTing Group.” We provide integrated solutions across payments, hospitality and e-commerce, with a strategic focus on stablecoin-based cross-border payment infrastructure for businesses and individual users.

Our payment platform, OwlPay, is designed to enable customers to send, receive, settle and convert value across multiple jurisdictions and payment rails, including through regulated digital assets such as USDC. Our infrastructure integrates fiat and stablecoin-based settlement capabilities, allowing customers to transact efficiently across traditional financial systems and blockchain networks.

Through our platform, we support a range of use cases, including cross-border remittances, supplier payments, merchant settlement and other commercial payment flows. We serve enterprises, financial institutions, platform operators, merchants and individual users across our global markets.

In addition to our payment business, we operate hospitality and e-commerce platforms that complement our payment ecosystem. Our hospitality solutions support property management, distribution and booking, while our e-commerce platform enables us to sell products directly to end consumers.

We generate revenue primarily through transaction-based fees, foreign exchange spreads and service fees across our platforms.

Our Products and Services

We operate in three principal business segments:

•
Payments, primarily under our OwlPay™ suite, including OwlPay Payment, OwlPay Cash, OwlPay Wallet Pro and OwlPay Harbor, providing payment gateway, wallet, on/off-ramp and settlement infrastructure services;
•
Hospitality, consisting of software services under OwlNest™ and platform services under OwlJourney™, OwlTing Experiences™ and OwlStay™, supporting property management, distribution and booking; and
•
E-commerce, provided through OwlTing Market™, through which we sell products directly to end consumers.

For the year ended December 31, 2025, Payments contributed approximately 56%, Hospitality approximately 37% and E-commerce approximately 7% of our total revenue.

Growth Strategy

Our growth strategy focuses on expanding our global payment infrastructure, increasing adoption of our platform through enterprise and ecosystem integrations, and deepening monetization across our existing customer base. We intend to grow our network of financial institutions, platform partners and enterprise customers, while leveraging our hospitality and e-commerce platforms as channels for cross-selling our payment solutions.

Recent Developments

The Lind Private Placement

On April 2, 2026, we entered into a Securities Purchase Agreement with Lind Global Asset Management XV LLC. On April 6, 2026, we issued (i) a senior secured convertible promissory note in the original Principal Amount of US$11,500,000, maturing on October 6, 2027 (the “Note”), and (ii) a warrant exercisable for up to 850,340 Class A Common Shares (the “Warrant”).

The Note is secured, guaranteed by certain of our subsidiaries and subject to customary priority arrangements. The Selling Shareholder is entitled to have the resale of the shares issuable upon conversion of the Note, as repayment of the Note, and upon exercise of the Warrant registered with the SEC. We have agreed to file this Registration Statement and use commercially reasonable efforts to have it declared effective within the agreed timeframes.

The Warrant is exercisable for up to 850,340 Class A Common Shares at an initial exercise price of US$7.82 per share. The exercise price and the number of Class A Common Shares issuable upon exercise of the Warrant are subject to adjustment from time to time. The Warrant is exercisable at any time during the period commencing on April 6, 2026 and ending at 11:59 p.m. (New York City time) on April 6, 2031 (the date that is 60 months from issuance), subject to earlier termination in connection with certain transactions. The Warrant may be exercised for cash or, if a registration statement covering the resale of the Class A Common Shares issuable upon exercise of the Warrant (the “Warrant Shares”) is not then available for the resale of such Warrant Shares to the public or upon exercise of the Warrant in connection with certain types of transactions as defined in the Warrant, on a cashless basis pursuant to the cashless exercise formula set forth in the Warrant. Any unexercised portion of the Warrant will be automatically exercised on a cashless basis immediately prior to its expiration to the extent it is then exercisable.

OwlPay Harbor Expansion

In April 2026, we expanded our collaboration with VISA to enable Visa Direct card-based within our OwlPay payment infrastructure, allowing eligible U.S. debit cardholders to fund USDC transactions directly through OwlPay Harbor and OwlPay Wallet Pro. We also introduced ACH Pull as an additional funding method for U.S. customers and enterprise partners. As of March 2026, our regulatory footprint spans 41 U.S. states.

As of April 2026, OwlPay Harbor had 29 contracted enterprise clients and an additional 7 enterprise clients in the process of onboarding or finalizing agreements. The existing businesses of these clients represent an estimated aggregate annual payment volume exceeding US$6 billion, prior to integration with our platform, which we believe represents potential transaction volume opportunities as these clients integrate with our services.

Corporate Information

We are a Cayman Islands exempted company, incorporated with limited liability on April 20, 2011. Our principal executive office is located at 9F., No. 28, Wencheng Rd., Beitou Dist., Taipei City, Taiwan (R.O.C.). Our telephone number is +886-2-6610-0180. Our website address is www.owlting.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an emerging growth company until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion (as adjusted for inflation); (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial listing; (iii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt securities; or (iv) the date on which we are deemed to be a “large accelerated filer,” which would occur if, as of any June 30, the market value of our Class A Common Shares held by non-affiliates exceeds US$700 million.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act; and
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, requires directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Class A Common Shares offered by the Selling Shareholder

Up to 12,350,340 Class A Common Shares, consisting of (i) up to 11,500,000 Class A Common Shares issuable upon conversion of the Note (the “Conversion Shares”), or as Repayment Shares in payment of monthly installments under the Note and (ii) up to 850,340 Class A Common Shares issuable upon exercise of the Warrant.

Class A Common Shares outstanding as of May 14, 2026	37,825,411 Class A Common Shares, excluding (i) the Conversion Shares and the Repayment Shares, (ii) the Warrant Shares, and (iii) 74,260 treasury shares.
Class A Common Shares to be outstanding after this offering

50,175,751 Class A Common Shares (assuming issuance of all 11,500,000 Conversion Shares or Repayment Shares calculated at the Floor Price of US$1.00 per share and all 850,340 Warrant Shares, and no other issuances).

Use of proceeds

We will not receive any proceeds from the sale of the Class A Common Shares by the Selling Shareholder. We may, however, receive up to approximately US$6,649,659 in aggregate gross proceeds from the cash exercise of the Warrant, if and when exercised for cash at the current exercise price of US$7.82 per share. Any such proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Market symbol	“OWLS”
Transfer agent and registrar	VStock Transfer LLC
Risk factors

Investing in our Class A Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and Item 3.D. of the 2025 Annual Report incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

The number of our Class A Common Shares to be outstanding after this offering is based on 37,825,411 Class A Common Shares outstanding as of May 14, 2026, and excludes:

•
3,021,868 Class A Common Shares reserved for future issuance under our 2021 Share Incentive Plan, of which 806,260 were subject to outstanding restricted share units and restricted share awards as of May 14, 2026;
•
50,508,000 Class A Common Shares issuable upon conversion of our Class B Common Shares outstanding as of May 14, 2026 (each Class B Common Share being convertible into one Class A Common Share at the option of the holder at any time);
•
74,260 treasury shares held by the Company as of May 14, 2026;
•
any additional Class A Common Shares that may be issued upon conversion of, or as Repayment Shares in payment of monthly installments under, the Note solely as a result of (a) the accrual of any Default Interest that is converted into, or paid in the form of, Class A Common Shares pursuant to the terms of the Note, or (b) any stock split, stock dividend, recapitalization or other similar transaction effected without our receipt of consideration in respect of our Class A Common Shares (in each case, subject to the Floor Price); and
•
any additional Class A Common Shares that may be issued upon exercise of the Warrant in excess of the 850,340 Warrant Shares as a result of adjustments to the Exercise Price or the number of Warrant Shares under the terms of the Warrant.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no conversion of the Note and no exercise of the Warrant and (ii) no issuance of any Class A Common Shares upon the exercise of any outstanding options or settlement of any outstanding restricted share units or restricted share awards.

RISK FACTORS

An investment in our Class A Common Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus and the documents incorporated by reference herein, including the information set forth under “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” of our 2025 Annual Report on Form 20-F and our consolidated financial statements and related notes incorporated by reference herein from our 2025 Annual Report on Form 20-F, together with the additional risk factors set forth below relating to the Note, the Warrant and the Resale of the Class A Common Shares Offered by This Prospectus and relating to the Sale of our Class A Common Shares, before deciding to invest in our Class A Common Shares. Additional risks not known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Class A Common Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Note, the Warrant and the Resale of the Class A Common Shares Offered by This Prospectus

The conversion price of the Note is subject to multiple downward adjustment mechanisms that could cause significant dilution.

The Note has an initial Conversion Price of US$9.00 per share, but the Note (and the price at which we may issue Repayment Shares in payment of monthly installments under the Note) is subject to several downward adjustment mechanisms, including full-ratchet anti-dilution adjustments for issuances of Class A Common Shares (or Common Share Equivalents) other than “Exempted Securities” at prices below the then-current Conversion Price or while our market capitalization is below US$250,000,000, a “Market Cap Event” reset triggered if our market capitalization falls below US$125,000,000, and similar reset mechanisms upon the occurrence of an Event of Default. The categories of “Exempted Securities” are not subject to the anti-dilution adjustments, and the Repayment Share Price formula applicable to monthly installments.

These adjustment mechanisms could substantially increase the number of Class A Common Shares issuable to the Selling Shareholder upon conversion of, or as Repayment Shares in payment of monthly installments under, the Note, in each case subject to the Floor Price of US$1.00 per share.

As a result, substantial declines in our share price or market capitalization could trigger one or more of these adjustment mechanisms and result in the issuance of substantially more Class A Common Shares than would result from conversion at the initial Conversion Price, creating downward pressure on our share price and material dilution to existing shareholders.

The Note and the Securities Purchase Agreement contain restrictive covenants and broad Events of Default that limit our operational and financial flexibility, and any Event of Default could result in significant dilution and acceleration of our payment obligations.

The Note and the Securities Purchase Agreement contain restrictive covenants that, while the Note remains outstanding, materially limit our ability to incur indebtedness (other than Permitted Indebtedness, which includes a US$25 million cap on Permitted Operating Indebtedness), create liens on our assets, dispose of our assets, enter into “Prohibited Transactions” or consummate Change of Control transactions without the Selling Shareholder’s prior written consent. The Events of Default under the Note are broadly defined and include, among others, failure to file or maintain the effectiveness of the registration statement of which this prospectus forms a part within specified periods, breach of any covenant, cross-default with other indebtedness in excess of US$2,000,000, the delisting or suspension of our Class A Common Shares from Nasdaq, and the occurrence of a Material Adverse Effect that is not cured within five Business Days. Upon an Event of Default, the Selling Shareholder may, among other remedies, (i) accelerate the Mandatory Default Amount, equal to 110% of the Outstanding Principal Amount plus accrued and unpaid Default Interest (which accrues at 10% per annum from the occurrence of an Event of Default), and require immediate cash repayment, (ii) convert the Note at the Default Conversion Price (which could result in significant additional dilution as described above), and (iii) require us to pay Registration Delay Payments of 1.0% of the Outstanding Principal Amount per month (capped at 5.0%, or US$575,000 in the aggregate) for any Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure. In addition, if the Event of Default arises from specified bankruptcy or insolvency events, the Mandatory Default Amount automatically becomes immediately due and payable without any action by the Selling Shareholder. These restrictions and remedies could materially impair our ability to operate our business, pursue strategic opportunities or refinance our indebtedness, and could result in our being unable to satisfy our payment obligations in cash, which could itself constitute a further Event of Default.

The Warrant contains anti-dilution adjustment provisions that could cause additional dilution to our shareholders.

The Warrant entitles the Selling Shareholder to purchase up to 850,340 Class A Common Shares at an initial Exercise Price of US$7.82 per share, subject to adjustment. If we issue or sell additional Class A Common Shares or Common Share Equivalents (other than Exempted Securities, as defined in the Warrant) at a time when our market capitalization is less than US$250,000,000, or at an effective price per share less than the then-current Exercise Price, the Exercise Price will automatically be reduced to 130% of the consideration per share paid for such additional Class A Common Shares, which could result in the issuance of substantially more Class A Common Shares upon exercise of the Warrant.

Risks Related to the Sale of our Class A Common Shares

The sale of a substantial amount of our Class A Common Shares, including resale of the Class A Common Shares issuable upon the exercise of the conversion rights or warrants held by the selling shareholder in the public market could adversely affect the prevailing market price of our Class A Common Shares.

We are registering for resale an aggregate of up to 12,350,340 Class A Common Shares, consisting of (i) up to 11,500,000 Class A Common Shares issuable upon conversion of, or as repayment shares in payment of monthly installments under the Note and (ii) up to 850,340 Class A Common Shares issuable upon exercise of the Warrant. Sales of substantial amounts of our Class A Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A Common Shares. We cannot predict if and when the Selling Shareholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional Class A Common Shares or other equity or debt securities convertible into Class A Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any prospectus supplement include forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe”, “estimate”, “expect”, “forecast”, “may”, “will”, “should”, “seek”, “plan”, “scheduled”, “anticipate” or “intend” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•
our future business and financial performance, including our revenue, operating expenses and our ability to achieve profitability and maintain our future business and operating results;
•
future developments, trends and conditions in the industry and markets in which we operate;
•
our business strategy and plans, including our growth plans;
•
our expectations regarding the relationship with our third-party collaborators and service providers;
•
relevant government policies and regulations relating to our industry;
•
our ability to protect our systems and infrastructures from cyber-attacks;
•
the result of future financing efforts;
•
our dividend policy;
•
our future market position and growth prospects;
•
general economic conditions;
•
our ability to maintain the listing of our securities on the Nasdaq;
•
any changes adversely affecting the business in which we are engaged; and
•
those factors referred to in our 2025 Annual Report incorporated by reference herein in “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our 2025 Annual Report generally, which is incorporated by reference into this prospectus.

Such forward-looking statements with respect to our revenues, earnings, performance, strategies, prospects and other aspects of the businesses are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, anticipated events and trends, the economy and other future conditions that are subject to risks and uncertainties. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond our control. Important risks and factors that could cause our actual results to be materially different from our expectations are discussed in this prospectus. You should read thoroughly this prospectus and the documents incorporated by reference herein that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Should one or more of these risks or factors materialize, or should any of assumptions prove incorrect, actual results may vary in material respects from those anticipated in these forward-looking statements. There may be additional risks considered to be immaterial or which are unknown. It is not possible to predict or identify all such risks.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us, as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of additional significant risk factors, may appear in our public filings with the SEC, which will be (as appropriate) accessible at www.sec.gov and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” on page 30.

USE OF PROCEEDS

All of the Class A Common Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its account. We will not receive any of the proceeds from these sales.

We may, however, receive up to approximately US$6,649,659 in aggregate gross proceeds from the cash exercise of the Warrant in full (based on the initial Warrant exercise price of US$7.82 per share and 850,340 Warrant Shares), if and when the Warrant is exercised for cash. We would not receive any such proceeds to the extent that the Warrant is exercised on a cashless basis pursuant to its terms. We cannot predict whether or when any cash exercise of the Warrant will occur, and the Selling Shareholder has no obligation to exercise the Warrant.

We intend to use any net proceeds we receive from the cash exercise of the Warrant for working capital and other general corporate purposes, which may include, without limitation, expansion of our OwlPay platform and infrastructure, obtaining and maintaining regulatory licenses in additional jurisdictions, continued product development, hiring and retention of key personnel, and debt service. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for any net proceeds we may receive. Accordingly, our management will have broad discretion over the use of any such net proceeds.

We will bear all fees and expenses incident to our obligation to register the Class A Common Shares being offered for resale by this prospectus, except that the Selling Shareholder will pay any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of its Class A Common Shares.

DIVIDEND POLICY

Our Board of Directors has sole discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions (including restrictions under the Note, the Securities Purchase Agreement and the other Transaction Documents) and other factors that our Board of Directors may deem relevant.

We do not anticipate paying any cash dividends on our Class A Common Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the operation and expansion of our business.

The Company is a holding company incorporated in the Cayman Islands with limited liability. We may rely on dividends from our subsidiaries in Taiwan, Hong Kong, Japan, the United States, Malaysia, Singapore, Thailand and Poland for our cash requirements, including any payment of dividends to our shareholders. Regulations in the jurisdictions where our subsidiaries are incorporated may restrict the ability of our subsidiaries to pay dividends to us. See “Risk Factors—Risks Related to Laws and Regulations—Our Taiwan subsidiaries are subject to foreign exchange control imposed by Taiwan authorities, which may affect the paying dividends, repatriating the interest or making other payments to us” set forth under “Item 3. Key Information—D. Risk Factors,” of our 2025 Annual Report, which is incorporated by reference into this prospectus.

Cash dividends on our Class A Common Shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our cash and restricted cash and our total capitalization as of December 31, 2025:

•
on an actual basis;
•
on a pro forma basis, to give effect to the issuance and sale of the Senior Secured Convertible Promissory Note (the “Note”) in the Principal Amount of US$11,500,000 (of which US$10,000,000 represents the Funding Amount, after giving effect to the US$1,500,000 original issue discount, and from which (i) a US$300,000 Commitment Fee, (ii) US$50,000 of legal fees and disbursements of Reed Smith LLP, counsel to Lind Global Asset Management XV LLC (“Lind”), and (iii) a US$500,000 placement agent fee payable to Benchmark were each paid by Lind directly to the applicable recipients on the Company’s behalf at Closing pursuant to the Flow of Funds, resulting in net cash proceeds to the Company of US$9,150,000); and
•
on a pro forma as adjusted basis to further give effect to (i) the conversion in full of the Outstanding Principal Amount of the Note into 11,500,000 Class A Common Shares (calculated assuming such conversion is made at the Floor Price of US$1.00 per share, which represents the maximum number of Class A Common Shares issuable upon conversion or repayment of the Outstanding Principal Amount of the Note), and (ii) the full cash exercise of the Warrant for 850,340 Class A Common Shares at the initial exercise price of US$7.82 per share, resulting in additional cash proceeds to the Company of US$6,649,659.

The information in this table should be read in conjunction with our audited financial statements and notes thereto, and other financial information included in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2025
	Actual	Pro Forma(7)	As Adjusted(3)(4)(5)(6)(7)
	US$’000	US$’000	US$’000
Cash and restricted cash	9,355	18,505	25,155

Convertible note and derivative liabilities(1)(2)	-	10,000	-
Long-term debt (including current portions)	835	835	835
Total liabilities not included in capitalization	835	10,835	835
Shareholders’ equity
Share capital-Class A	38	38	50
Share capital-Class B	50	50	50
Capital surplus	130,456	130,456	147,094
Accumulated deficit	(92,469)	(92,469)	(92,469)
Other equity	(41,550)	(41,550)	(41,550)
Treasury share	(104)	(104)	(104)
Non-controlling interest	1	1	1
Total shareholders’ equity	(3,578)	(3,578)	13,072
Total capitalization	(2,743)	7,257	13,907

Notes:

(1)
Accounting Treatment under IFRS. For purposes of the “Pro Forma” and “As Adjusted” columns above, the Note (including any embedded derivatives) and the Warrant have been presented as a single combined liability of US$11,500,000 (representing the Principal Amount of the Note) solely for illustrative purposes. The Company has not yet completed the valuation analysis required to determine the initial fair value allocation among the components, and accordingly the amounts presented above do not reflect the final accounting treatment of the Note and the Warrants under IFRS. The Note and related warrant instruments will be accounted for in accordance with International Financial Reporting Standards (“IFRS”), including IFRS 9—Financial Instruments and IAS 32—Financial Instruments: Presentation. The Note contains multiple embedded features, including conversion options, share-settled repayment mechanisms and anti-dilution provisions. Certain of these features do not satisfy the “fixed-for-fixed” criterion under IAS 32 and may therefore be classified as derivative liabilities measured at fair value through profit or loss (“FVTPL”). Accordingly, the Note is expected to be accounted for as a hybrid instrument comprising (i) a host debt component measured at amortized cost and (ii) one or more embedded derivatives measured at FVTPL. The allocation between the host debt component and the embedded derivatives will be determined based on their relative fair values at initial recognition. The “Pro Forma” and “As Adjusted” amounts presented above are for illustrative purposes only and do not reflect the final accounting treatment, including the bifurcation of embedded derivatives, initial fair value allocation, subsequent fair value remeasurement, allocation of transaction costs, or amortization under the effective interest method. Accordingly, actual amounts reported in the Company’s consolidated financial statements may differ materially from the amounts presented herein.
(2)
Warrant Classification. Based on the final terms of the Warrant, the Company has assessed the Warrant does not meet the “fixed-for-fixed” criterion under IAS 32, primarily due to the presence of features such as anti-dilution adjustments, variable settlement provisions, and other relevant features. Accordingly, the Company expects the Warrant will be classified as derivative financial liabilities and measured at fair value through profit or loss (“FVTPL”) in accordance with IFRS. The final accounting treatment, including the initial fair value measurement and subsequent remeasurement, will be subject to the Company’s detailed accounting assessment and the valuation analysis upon issuance.
(3)
Conversion Assumption. The “As Adjusted” column reflects an illustrative assumption that the Selling Shareholder converts the Outstanding Principal Amount of the Note in full at the Floor Price of US$1.00 per Class A Common Share, resulting in the issuance of 11,500,000 Class A Common Shares. The Floor Price represents the lowest per-share price at which Class A Common Shares may be issued upon conversion of, or as Repayment Shares in payment of monthly installments under, the Note, and accordingly the assumed conversion at the Floor Price represents the maximum number of Class A Common Shares that may be issued upon conversion or repayment of the entire Outstanding Principal Amount of the Note. The initial Conversion Price under the Note is US$9.00 per Class A Common Share, subject to adjustment pursuant to the terms of the Note (including for stock splits, share combinations, share dividends, certain dilutive issuances, Market Cap Events and Events of Default, and in connection with the issuance of Repayment Shares in payment of monthly installments under the Note). If the Selling Shareholder were to convert the Outstanding Principal Amount of the Note in full at the initial Conversion Price of US$9.00 per share, without giving effect to any adjustments to the Conversion Price, approximately 1,277,778 Class A Common Shares would be issuable. This presentation is provided solely for illustrative capitalization and dilution purposes and does not reflect any assumption that conversion or repayment will actually occur at the Floor Price (or any other price). The actual number of Class A Common Shares issued, if any, may differ materially depending on market prices, the applicable Repayment Share Price, any cash repayments made by the Company, future adjustments to the Conversion Price, the Maximum Percentage beneficial ownership limitation and other contractual terms.
(4)
Warrant Exercise Assumption. The “As Adjusted” column assumes, solely for illustrative dilution purposes, the full exercise of the Warrant for approximately 850,340 Class A Common Shares at an initial exercise price of US$7.82 per share, resulting in hypothetical aggregate cash proceeds to the Company of approximately US$6.6 million. Actual warrant exercises, if any, may differ materially depending on market conditions, anti-dilution adjustments, cashless exercise provisions and other contractual terms.
(5)
Default Interest. The Note does not bear interest unless an Event of Default occurs. The “As Adjusted” presentation assumes that no Event of Default has occurred and accordingly no default interest has accrued or been converted into shares.
(6)
Excluded Shares. The “As Adjusted” column does not give effect to: (a) 50,508,000 Class A Common Shares issuable upon conversion of outstanding Class B Common Shares; (b) 3,021,868 Class A Common Shares reserved for issuance under the Company’s 2021 Share Incentive Plan, of which 806,260 shares were subject to outstanding restricted share units as of December 31, 2025; (c) any additional Class A Common Shares that may become issuable as a result of the accrual of Default Interest that is converted or paid in Class A Common Shares; and (d) any additional Class A Common Shares issuable upon exercise of the Warrant as a result of anti-dilution or similar adjustments.
(7)
Pro Forma Limitations. The “Pro Forma” and “As Adjusted” columns do not give effect to: (a) any operating results, fair value adjustments, share-based compensation expense or other comprehensive income or loss arising after December 31, 2025; (b) any repayments, conversions, settlements or remeasurements occurring after the issuance date of the Note; (c) any other financing or capital markets transactions occurring after December 31, 2025; or (d) any repurchases or other transactions in our Class A Common Shares occurring after December 31, 2025.

SELLING SHAREHOLDER

The Class A Common Shares being offered by the Selling Shareholder under this prospectus are those issuable to the Selling Shareholder upon (i) the conversion of the Note (whether voluntary or in lieu of prepayment), (ii) the repayment of the Note in Class A Common Shares (in lieu of cash) pursuant to the Monthly Payment provisions of the Note, and (iii) the exercise of the Warrant. For additional information, see “Prospectus Summary—Recent Developments—The Lind Private Placement.” We are registering the resale of the number of Class A Common Shares identified in the column “Maximum Number of Class A Common Shares to be Sold Pursuant to this Prospectus” in order to permit the Selling Shareholder to offer such Class A Common Shares for resale from time to time.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of our Class A Common Shares by the Selling Shareholder. The second column lists the number of Class A Common Shares beneficially owned by the Selling Shareholder as of May 14, 2026, which consists solely of the 850,340 Class A Common Shares issuable upon exercise in full of the Warrant as of such date, without regard to the Maximum Percentage beneficial ownership limitation. The Class A Common Shares issuable upon conversion of the Note (the “Conversion Shares”), and the Class A Common Shares issuable as Repayment Shares in payment of Monthly Payments under the Note, are not reflected in the second column because, pursuant to Sections 1.3 and 3.1(a) of the Note, the Holder's right to convert the Outstanding Principal Amount of the Note (whether voluntarily or in connection with Monthly Payments) does not commence until the earlier of (i) one hundred twenty (120) days from the issuance date of the Note and (ii) the date on which the Registration Statement of which this prospectus forms a part is declared effective by the SEC, and accordingly, as of the date hereof, such Conversion Shares and Repayment Shares are not deemed beneficially owned by the Selling Shareholder under Rule 13d-3 of the Exchange Act. The third column lists the maximum number of Class A Common Shares that may be offered by the Selling Shareholder pursuant to this prospectus. The fourth and fifth columns assume the sale by the Selling Shareholder of all of the Class A Common Shares offered by this prospectus and no further acquisitions of Class A Common Shares by the Selling Shareholder.

In accordance with the terms of the Securities Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the maximum number of Class A Common Shares issuable upon conversion of the Note or as Repayment Shares in payment of Monthly Payments under the Note (calculated assuming the conversion or repayment of the entire Outstanding Principal Amount at the Floor Price of US$1.00 per share) and (ii) the maximum number of Class A Common Shares issuable upon exercise of the Warrant in full, in each case without regard to any limitations on conversion, repayment in Class A Common Shares, or exercise. The Conversion Price of the Note is subject to adjustment as provided under the Securities Purchase Agreement and the Repayment Share Price varies based on the daily VWAPs of our Class A Common Shares. Accordingly, the actual number of Class A Common Shares issuable upon conversion or repayment of the Note may be (i) less than the number of Class A Common Shares being registered hereby if the applicable Conversion Price or Repayment Share Price at the time of conversion or repayment is greater than the Floor Price, or (ii) greater than the number of Class A Common Shares being registered hereby to the extent that Default Interest has accrued and is converted or repaid together with principal pursuant to the terms of the Note. To the extent that the actual number of Class A Common Shares issuable upon conversion or repayment of the Note exceeds the number of Class A Common Shares being registered hereby, we will be required to file an additional registration statement to register the resale of such excess Class A Common Shares.

Under the terms of the Note and the Warrant, the Selling Shareholder may not convert the Note (whether for Conversion Shares or Repayment Shares) or exercise the Warrant to the extent (but only to the extent) that, after giving effect to such conversion or exercise, the Selling Shareholder, together with the other members of the Investor Group (as defined in the Securities Purchase Agreement), would beneficially own (within the meaning of Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) a number of Class A Common Shares in excess of the Maximum Percentage (9.99%) of the then-issued and outstanding Class A Common Shares. The number of Class A Common Shares set forth in the second column of the table below does not reflect this limitation. The Selling Shareholder may sell all, some or none of its Class A Common Shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including derivative securities, such as options and warrants, that are currently exercisable or become exercisable within 60 days. In computing the number of shares beneficially owned by the Selling Shareholder and the percentage ownership of the Selling Shareholder in the table below, all Class A Common Shares subject to options and warrants held by the Selling Shareholder were deemed outstanding if such securities are currently exercisable or become exercisable within 60 days following May 14, 2026.

Name of Selling Shareholder	Class A Common Shares Beneficially Owned Prior to this Offering(2)	Maximum Number of Class A Common Shares to be Sold Pursuant to this Prospectus	Class A Common Shares Beneficially Owned After this Offering(3)	Percentage of Outstanding Class A Common Shares Beneficially Owned After this Offering(3)(4)
Lind Global Asset Management XV LLC(1)	850,340	12,350,340	—	—%

Notes:

(1)
The Selling Shareholder is Lind Global Asset Management XV LLC, a Delaware limited liability company. The investment manager of the Selling Shareholder is The Lind Partners, LLC, which has voting and dispositive control over the securities held by the Selling Shareholder. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Asset Management XV LLC, and in such capacity has the right to vote and dispose of the securities held by Lind Global Asset Management XV LLC. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Asset Management XV LLC is c/o The Lind Partners LLC, 444 Madison Avenue, 41st Floor, New York, NY 10022.
(2)
Represents 850,340 Class A Common Shares, which are issuable upon the exercise in full of the Warrant, without regard to the Maximum Percentage beneficial ownership limitation. Pursuant to the Warrant, the Selling Shareholder may not exercise the Warrant to the extent that such exercise would cause the Selling Shareholder, together with its affiliates, to beneficially own a number of Class A Common Shares exceeding 9.99% of our then-outstanding Class A Common Shares.
(3)
Assumes the sale by the Selling Shareholder of all of the Class A Common Shares covered by this prospectus and no further acquisitions of Class A Common Shares by the Selling Shareholder.
(4)
Based on 37,825,411 Class A Common Shares outstanding as of May 14, 2026, plus the 12,350,340 Class A Common Shares assumed to be issued to the Selling Shareholder upon the conversion or repayment in full of the Note (calculated at the Floor Price of US$1.00 per share) and exercise in full of the Warrant as set forth in footnote (1), for a total of 50,175,751 Class A Common Shares.

RELATED PARTY TRANSACTIONS

For our related party transactions during the year ended December 31, 2025, please read “Item 7. Major Shareholders and Related Party Transactions” in the 2025 Annual Report, which is incorporated by reference into this prospectus. Since December 31, 2025, we have not entered into any new related party transactions outside of the ordinary course of business. In May 2026, we repaid in full the outstanding borrowings from Mr. Te-Yung Hsu, the director of the Company.

The following is a description of material related party transactions entered into during the years ended December 31, 2023 and 2024.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers in the form of our general employment agreement. Under these agreements, the terms of employment of our executive officers are typically not specified. We may terminate employment for cause, at any time, without advance notice, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime, or serious breach of duty of loyalty to us. We may also terminate an executive officer’s employment without cause pursuant to applicable law of the jurisdiction where the executive officer is based. Executive officers typically may resign at any time with a 30-day advance written notice.

Each of these contracts of employment provides for an initial salary, discretionary annual bonus opportunity, equity incentive opportunities and participation in welfare and retirement plans. Either party must give between 10 days and one month of prior written notice of a termination of employment, subject to certain exceptions such as retirement or termination for cause. Our executive officers are generally subject to obligations not to compete with us and not to solicit our employees or customers for 24 months after termination of employment.

Executive officers have agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our business partners, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations.

To the extent permitted under Cayman Islands law, the Company is empowered to indemnify its directors against any liability they incur by reason of their directorship. The Company maintains the indemnification agreements with each of our directors and officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company. The Company maintains directors’ and officers’ insurance to insure such persons against certain liabilities. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to the Board, executive officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Private Placements

Please refer to “Item 7. Recent Sales of Unregistered Securities” of this prospectus.

Share Incentive Plans

On July 15, 2021, the Board approved the Share Incentive Plan (the “Plan”). The Plan provides for the grant of option, restricted share, restricted share unit, dividend equivalent, share appreciation right or share payment (the “Award”), within the meaning of Section 422 of the Code, to service providers, including employees and directors, of the Company or its affiliates as selected by the administrator.

For the information regarding share-based awards granted to our directors and executive officers and outstanding as of December 31, 2025, please read “Item 6. Directors, Senior Management and Employees—B. Compensation” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Other Transactions with Related Parties

Transactions with Mr. Darren Wang

As of December 31, 2023 and 2024 and as of the date of this prospectus, the amounts of our borrowings from Mr. Darren Wang, our founder, chairman and chief executive officer, were US$1,476,065, US$1,243,058 and US$1,367,517, respectively. The purpose of these borrowings is to expand the Company’s working capital. These borrowings are interest-free and subject to automatic extension for periods of one year unless the lender provides 30 days’ advance notice.

As of December 31, 2023 and 2024 and as of the date of this prospectus, the amounts of our payables to Mr. Darren Wang, our founder, chairman and chief executive officer, were US$19,350, US$10,332 and US$500, respectively.

As of December 31, 2023 and 2024 and as of the date of this prospectus, the amounts of our receivables from Mr. Darren Wang, our founder, chairman and chief executive officer, were US$17,311, US$0 and US$0, respectively.

Transactions with Mr. Chung-Han Hsieh

As of December 31, 2023 and 2024 and as of the date of this prospectus, the amounts of our borrowings from Mr. Hsieh, our co-founder, director and chief technology officer, were US$470,000, US$470,000 and US$470,000, respectively. The purpose of these borrowings is to expand the Company’s working capital. These borrowings are interest-free and subject to automatic extension for periods of one year unless the lender provides 30 Days’ advance notice.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Third Amended and Restated Memorandum and Articles of Association, as adopted by a special resolution on September 19, 2025 and effective immediately prior to the completion of our initial listing on the Nasdaq Global Market on October 16, 2025 (the “Articles”), is a summary and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Articles, a copy of which is incorporated by reference into this prospectus from Exhibit 1.1 to our 2025 Annual Report, and to the Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed as Exhibit 2.1 to our 2025 Annual Report (the “Description of Securities Exhibit”), which is also incorporated by reference into this prospectus. Capitalized terms used but not otherwise defined in this section shall have the meanings ascribed to such terms in the Description of Securities Exhibit.

We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Articles, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands. Our register of shareholders is maintained by VStock Transfer LLC.

Authorized Share Capital

Our authorized share capital is US$1,000,000 divided into (i) 924,000,000 Class A Common Shares with par value US$0.001 each, (ii) 75,000,000 Class B Common Shares with par value US$0.001 each, and (iii) 1,000,000 Class A Preferred Shares with par value US$0.001 each (the “Class A Preferred Shares”). All Class A Common Shares issued and outstanding are fully paid and non-assessable. All Class A Preferred Shares previously issued by us have been redeemed in full. As of May 14, 2026, 37,825,411 Class A Common Shares and 50,508,000 Class B Common Shares were issued and outstanding, and no Class A Preferred Shares were issued and outstanding.

Common Shares

The following are summaries of the material provisions of the Articles and the Companies Act insofar as they relate to the material terms of our Class A Common Shares and Class B Common Shares (collectively, the “Common Shares”). Save and except for voting rights and conversion rights described below, the Class B Common Shares and the Class A Common Shares rank pari passu and have the same rights, preferences, privileges and restrictions.

Dividends

Pursuant to Articles 123 and 124 of the Articles, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue out of our funds lawfully available therefor. We may by Ordinary Resolution also declare dividends, but no dividend shall exceed the amount recommended by the directors. Holders of Class A Common Shares and Class B Common Shares are entitled to the same amount of dividends, if declared. Under the laws of the Cayman Islands, dividends may be paid out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our being unable to pay our debts as they fall due in the ordinary course of business.

Voting Rights

Pursuant to Article 12 of the Articles, holders of Class A Common Shares and holders of Class B Common Shares vote together as one class on all resolutions submitted to a vote by shareholders. Each Class A Common Share entitles the holder to one vote, and each Class B Common Share entitles the holder to ten votes, on all matters subject to vote at general meetings. In the case of an equality of votes, the chairman of the meeting is entitled to a second or casting vote. An Ordinary Resolution requires the affirmative vote of a simple majority of votes cast. A Special Resolution requires the affirmative vote of not less than two-thirds of votes cast. Special Resolutions are required for important matters such as amendments to the Articles, winding up the Company, or continuation in another jurisdiction.

Conversion Between Class A Common Shares and Class B Common Shares

Pursuant to Article 13 of the Articles, each Class B Common Share is convertible into one Class A Common Share at any time at the option of the holder, exercisable by delivering written notice to us. In no event shall Class A Common Shares be convertible into Class B Common Shares. Pursuant to Article 15 of the Articles, each Class B Common Share shall be automatically converted into one Class A Common Share upon the occurrence of a Transfer (as defined in the Articles) of such Class B Common Share, other than a Permitted Transfer (as defined in the Articles). A Permitted Transfer includes transfers among Qualified Members (as defined in the Articles), which include Wang, Chun-Kai (Darren Wang), Hsieh, Chung-Han (John Hsieh), and any Officer (as defined in the Articles) of the Company.

Liquidation

Pursuant to Article 157 of the Articles, if we are wound up and the assets available for distribution among shareholders are more than sufficient to repay the whole of the share capital, the surplus shall be distributed among shareholders in proportion to the par value of the shares held by them. Holders of Class A Common Shares and Class B Common Shares participate equally in any such surplus distribution.

Calls on Shares and Forfeiture of Shares

Pursuant to Article 29 of the Articles, our directors may from time to time make calls upon shareholders in respect of any moneys unpaid on their shares. Any shares in respect of which a call has been made and remains unpaid are, after the applicable notice period, subject to forfeiture pursuant to Articles 35 through 42 of the Articles.

Redemption and Repurchase of Shares

Pursuant to Article 55 of the Articles, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company on such terms as determined by our Board of Directors before the issue of such shares. We may also repurchase any of our shares on such terms as approved by our Board of Directors or by shareholders by Ordinary Resolution. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital, in each case subject to the conditions set forth in the Companies Act. As a company listed on The Nasdaq Global Market, any repurchase of our Class A Common Shares is also subject to applicable U.S. securities laws and regulations, including Rule 10b-18 under the Exchange Act.

Transfer of Shares

Pursuant to Article 43 of the Articles, any shareholder may transfer all or any shares by an instrument of transfer in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or approved by our Board of Directors. Pursuant to Article 44 of the Articles, our directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which we have a lien. Pursuant to Article 45 of the Articles, the registration of transfers may be suspended for not more than thirty calendar days in any calendar year.

Variations of Rights of Shares

Pursuant to Article 17 of the Articles, the rights attached to any class of shares may only be materially and adversely varied with the consent in writing of the holders of a majority of the issued shares of that class or with the sanction of an Ordinary Resolution passed at a separate meeting of the holders of the shares of that class. The quorum for such separate meeting shall be one or more persons holding or representing by proxy at least one-third in nominal or par value amount of the issued shares of the relevant class.

General Meetings of Shareholders

Pursuant to Article 64 of the Articles, at least ten clear days’ notice shall be given for any general meeting. Pursuant to Article 63 of the Articles, the chairman or a majority of the directors (acting by a resolution of the Board) may call general meetings. We may but are not obliged to hold an annual general meeting. Pursuant to Article 66 of the Articles, the quorum for a general meeting is one or more shareholders holding shares carrying in aggregate not less than one-third of all votes attaching to all shares in issue and entitled to vote, present at the meeting. Pursuant to Article 84 of the Articles, a resolution in writing signed by all shareholders entitled to vote shall be as valid and effective as if passed at a general meeting duly convened and held.

Changes in Capital

Pursuant to Article 52 of the Articles, we may from time to time by Ordinary Resolution increase, consolidate, subdivide or cancel our share capital. Pursuant to Article 54 of the Articles, we may by Special Resolution reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Class A Preferred Shares

Pursuant to the Articles, our Board of Directors is authorized, without further action by the shareholders, to issue Class A Preferred Shares from time to time in one or more series and to designate the rights, preferences, privileges and restrictions of each such series, including voting, dividend, conversion, redemption and liquidation rights, in each case subject to the maximum of 1,000,000 authorized Class A Preferred Shares set forth in the Articles. The issuance of Class A Preferred Shares could adversely affect the rights of holders of Class A Common Shares and Class B Common Shares, and could have the effect of delaying, deferring or preventing a change in control of our Company. As of the date of this prospectus, no Class A Preferred Shares are issued and outstanding, and all Class A Preferred Shares previously issued have been redeemed in full.

Anti-Takeover Provisions

Some provisions of the Articles may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including (i) the authorization for our Board of Directors to issue Class A Preferred Shares as described above, and (ii) our dual-class share structure, which concentrates voting power with our founders and may further limit the ability of other shareholders to influence corporate decisions. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Articles for what they believe in good faith to be in the best interests of our Company.

Limitations on Conversion and Exercise

Each of the Note and the Warrant contains a “Maximum Percentage” beneficial ownership limitation, which prohibits the Selling Shareholder, together with the other members of the Investor Group (as defined in the Securities Purchase Agreement), from converting the Note or exercising the Warrant to the extent that, after giving effect to such conversion or exercise, the Investor Group would beneficially own a number of Class A Common Shares in excess of 9.99% of the then-issued and outstanding Class A Common Shares. The Maximum Percentage limitation may have the effect of restricting the Selling Shareholder’s ability to convert the Note or exercise the Warrant in full at any one time, even if the Conversion Price or Exercise Price is at or below the prevailing market price.

Differences in Corporate Law

The Companies Act differs from laws applicable to United States corporations and their shareholders in certain material respects. For a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware—including with respect to mergers and similar arrangements, shareholders’ suits, indemnification of directors and officers, written resolutions, shareholder proposals, removal of directors, transactions with interested shareholders, amendment of governing documents, dissolution and winding up, and variation of rights of shares—see “Differences in Corporate Law” in the Description of Securities Exhibit incorporated by reference into this prospectus, and “Item 10. Additional Information—B. Memorandum and Articles of Association” of our 2025 Annual Report incorporated by reference into this prospectus.

Rights of Non-Resident or Foreign Shareholders; Disclosure of Shareholder Ownership

There are no limitations imposed by the Articles or the Companies Act on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Class A Common Shares. In addition, there are no provisions in the Articles which require us to disclose shareholder ownership above any particular ownership threshold.

Liability for Further Capital Calls

There are no provisions in the Articles which obligate holders of Class A Common Shares to make further contributions to our share capital other than subscribed capital contributions. The liability of each shareholder is limited to the amount, if any, unpaid on the shares held by such shareholder.

Registration Rights

Pursuant to the Securities Purchase Agreement, we have granted to the Selling Shareholder certain registration rights with respect to the Class A Common Shares issuable upon conversion of the Note and exercise of the Warrant. The registration statement of which this prospectus forms a part has been filed in satisfaction of these registration obligations.

In addition, SBI Digital Strategic Investment Co., Ltd. (formerly named SBI Crypto Investment Co., Ltd.), one of our existing shareholders, is entitled to certain demand registration rights, Form F-3 registration rights and piggyback registration rights with respect to its holdings of our Class A Common Shares, in each case in accordance with the terms of the registration rights agreement entered into prior to our initial listing. For a description of these registration rights, see “Description of Share Capital—Registration Rights” in our Registration Statement on Form F-1 (File No. 333-290018) declared effective on September 29, 2025, which is incorporated by reference into this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Shares is VStock Transfer LLC.

Stock Exchange Listing

Our Class A Common Shares are listed on The Nasdaq Global Market under the symbol “OWLS.” Our Class B Common Shares are not listed on any exchange.

PLAN OF DISTRIBUTION

We are registering the resale of up to 12,350,340 Class A Common Shares (the “Resale Shares”) issuable to the Selling Shareholder upon conversion of the Note and exercise of the Warrant, to permit the resale of such Class A Common Shares by the Selling Shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Shareholder may, from time to time, sell any or all of the Resale Shares on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the Class A Common Shares are then traded, in private transactions or otherwise. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling the Resale Shares:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•
in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of Resale Shares at a stipulated price per share;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; and
•
any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell the Resale Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or to make any sale of Resale Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may also transfer the Resale Shares in other circumstances, including by gift, distribution to its members, partners or shareholders, by operation of law, by descent or by other transfer that is not a “sale” within the meaning of the Securities Act. In such case, the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Shares from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, naming such transferee, pledgee or other successor-in-interest as a selling shareholder under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of the Resale Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.1.

In connection with the sale of the Resale Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell Class A Common Shares short and deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge Resale Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time under this prospectus, or under an amendment or supplement to this prospectus pursuant to Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as a selling shareholder under this prospectus.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer, and that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Any broker-dealer that is a member of FINRA who is acting as an underwriter or as a participating broker-dealer with respect to any sales of the Resale Shares is required to comply with the applicable provisions of the Securities Act, including, without limitation, Rule 415 thereunder, and FINRA rules.

The Selling Shareholder is subject to the “Maximum Percentage” beneficial ownership limitation contained in the Note and the Warrant, which prohibits the Selling Shareholder, together with the other members of the Investor Group (as defined in the Securities Purchase Agreement), from converting the Note or exercising the Warrant to the extent that, after giving effect to such conversion or exercise, the Investor Group would beneficially own a number of Class A Common Shares in excess of 9.99% of the then-issued and outstanding Class A Common Shares. As a result, the Resale Shares may be issued to, and resold by, the Selling Shareholder over an extended period of time as Principal Amount is converted, the Warrant is exercised, and previously issued shares are sold. For additional information, see “Selling Shareholder” and “Description of Share Capital—Limitations on Conversion and Exercise.”

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We have agreed with the Selling Shareholder, pursuant to the Securities Purchase Agreement, to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of (i) the date on which all of the Resale Shares covered by this prospectus have been sold by the Selling Shareholder pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of the Resale Shares may be sold by the Selling Shareholder without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1).

Once sold pursuant to the registration statement of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

The Selling Shareholder will pay any underwriting discounts and commissions and any similar expenses payable with respect to sales of the Resale Shares. We have agreed to pay all expenses incident to the registration of the Resale Shares, including, without limitation, all SEC registration and filing fees, all listing fees, all fees and expenses of complying with state securities or “blue sky” laws, all printing expenses, all fees and expenses of our independent registered public accounting firm and the reasonable fees and expenses of our counsel and one counsel to the Selling Shareholder, in each case as set forth in the Securities Purchase Agreement. We have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the offering of the Resale Shares, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholder has agreed to indemnify us and our directors and officers against certain liabilities in connection with the offering of the Resale Shares, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

We engaged Benchmark Company, LLC, a FINRA-registered broker-dealer (“Benchmark”), to act as our placement agent in connection with the issuance of the Note and the Warrant to the Selling Shareholder, and we paid Benchmark a placement agent fee of US$500,000 at the closing of such issuance. Benchmark has not been engaged to facilitate or coordinate any sales of Class A Common Shares by the Selling Shareholder under this prospectus, and we have not entered into any agreement with any other broker-dealer to act as an underwriter or selling agent in connection with the resale of the Resale Shares by the Selling Shareholder under this prospectus.

There can be no assurance that the Selling Shareholder will sell any or all of the Resale Shares offered under this prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee(1)	$10,126
Printer fees and expenses	$10,000
Legal fees and expenses	$35,000
Accounting fees and expenses	$120,000
Miscellaneous	$5,000
Total	$180,126

Notes:

(1)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional Class A Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions in respect of the Class A Common Shares being registered hereby.

LEGAL MATTERS

We are being represented by Sullivan & Cromwell LLP with respect to certain U.S. federal law and New York state law in connection with this offering. The validity of the Class A Common Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements of OBOOK Holdings Inc. and subsidiaries as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The current address of KPMG in Taiwan is 68F., Taipei 101 Tower, No. 7, Sec. 5, Xinyi Road, Taipei City 110615, Taiwan (R.O.C).

ENFORCEMENT OF CIVIL LIABILITIES

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels, our counsel as to the Cayman Islands law, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six (6) years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six (6) years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Class A Common Shares offered by this prospectus, reference is made to the registration statement and its exhibits. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file or furnish reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, requires directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. In addition, we are not required to disclose under the Exchange Act information of the type that domestic U.S. issuers are required to disclose under Section 13 of the Exchange Act, and we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers. As required by the Exchange Act, we will file or furnish annual reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public from the SEC’s website. We also maintain a website at www.owlting.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated by reference in, this prospectus, and you should not consider any such information to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we later file with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents or information that we have filed with the SEC:

•
our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026;
•
all reports on Form 6-K and any annual reports on Form 20-F furnished by us to the SEC after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to effectiveness of such registration statement that are identified in such reports as being incorporated by reference into this prospectus; and
•
the description of our Common Shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 29, 2026, and any amendment or report filed for the purpose of further updating such description.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference into those documents, by requesting them from us in writing or by telephone at the following address:

OBOOK Holdings Inc.

Attn: Investor Relations
Address: 9F., No. 28, Wencheng Rd., Beitou Dist., Taipei City 112, Taiwan, R.O.C.
Telephone: +886-2-6610-0180
Email: ir@owlting.com

You may also obtain copies of these filings, at no cost, through the “Investors” section of our website (www.owlting.com). However, the information on, or accessible through, our website is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Articles of Association of the Company provide that every director, alternate director, secretary, assistant secretary or other officer of the Company, and their personal representatives, shall be indemnified out of the assets of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such person, other than by reason of their own actual fraud or willful default, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including, without limitation, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

The Company intends to enter, and has entered into, indemnification agreements with each of its directors and executive officers. Pursuant to these agreements, the Company will agree to indemnify these directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding Class A Common Shares and other securities issued by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such Class A Common Shares and other securities, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

•
From January 2023 to June 2024, we sold an aggregate of 2,757,168 Class A Common Shares to investors in a private placement, at a price of US$6.53 per share, for an aggregate purchase price of approximately US$18.0 million.
•
From November 2024 to February 2025, we sold an aggregate of 400,000 Class A Common Shares to investors in a private placement, at a price of US$7.40 per share, for an aggregate purchase price of US$2.96 million.
•
From April 2025 to August 2025, we sold an aggregate of 1,560,970 Class A Common Shares to investors in a private placement, at a price of US$10.00 per share, for an aggregate purchase price of approximately US$15.6 million.
•
On November 6, 2025, we issued 30,000 Class A Common Shares to D. Boral Capital LLC as compensation for financial advisory services rendered in connection with our initial listing on The Nasdaq Global Market. The foregoing issuance was made in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. D. Boral Capital LLC represented that it was an “accredited investor” as defined in Rule 501 of Regulation D.

•
On April 6, 2026, we issued to Lind Global Asset Management XV LLC (i) the Note in the original Principal Amount of US$11,500,000, of which US$10,000,000 represents the Funding Amount after giving effect to a US$1,500,000 origianl issue discount, and (ii) the Warrant to purchase up to 850,340 Class A Common Shares at an exercise price of US$7.82 per share (subject to adjustment). At closing, (a) a US$300,000 commitment fee, (b) US$50,000 of legal fees and disbursements payable to Reed Smith LLP, counsel to Lind, and (c) a US$500,000 placement agent fee payable to Benchmark were paid by Lind directly to the applicable recipients on our behalf pursuant to the flow of funds, resulting in net cash proceeds to us of US$9,150,000.

The foregoing sales and issuances were made in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Regulation S promulgated thereunder, or pursuant to other applicable exemptions. Appropriate legends were affixed to the share certificates or book entry statements issued in these transactions. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had adequate access, through their relationship with us or otherwise, to information about us.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately preceding the signature pages hereof, which is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules have been omitted because they are not applicable or because the information required is shown in the consolidated financial statements or related notes thereto incorporated by reference herein.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

•
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
•
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
•
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
•
That, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
•
That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule

430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
•
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
•
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
•
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Third Amended and Restated Memorandum and Articles of Association of OBOOK Holdings Inc. (incorporated by reference to Exhibit 1.1 of the 2025 Annual Report on Form 20-F filed with the SEC on April 29, 2026 (File No. 001-42858))

4.1

Senior Secured Convertible Promissory Note, dated April 6, 2026, between OBOOK Holdings Inc. and Lind Global Asset Management XV LLC (Incorporated by reference to Exhibit 99.1 of the Report on Form 6-K furnished to the SEC on April 7, 2026)

4.3

Class A Common Share Purchase Warrant, dated April 6, 2026, issued to Lind Global Asset Management XV LLC (Incorporated by reference to Exhibit 99.2 of the Report on Form 6-K furnished to the SEC on April 7, 2026)

5.1	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, as to the validity of the Class A Common Shares*
10.1

Securities Purchase Agreement, dated as of April 2, 2026, by and between OBOOK Holdings Inc. and Lind Global Asset Management XV LLC (Incorporated by reference to Exhibit 99.2 of the Report on Form 6-K furnished to the SEC on April 6, 2026)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the 2025 Annual Report on Form 20-F filed with the SEC on April 29, 2026 (File No. 001-42858))
23.1	Consent of KPMG, independent registered public accounting firm*
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page to this Registration Statement)
107	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei City, Taiwan on May 14, 2026.

OBOOK Holdings Inc.

By:	/s/ Chun-Kai Wang
Name: Chun-Kai Wang
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Chun-Kai Wang as attorney-in-fact and agent with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments that said attorney-in-fact and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A common shares of the registrant (the “Securities”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Chun-Kai Wang	Chairman and Chief Executive Officer	May 14, 2026
Chun-Kai Wang	(principal executive officer)

/s/ Chung-Han Hsieh	Director and Chief Technology Officer	May 14, 2026
Chung-Han Hsieh

/s/ Hsiang-Chih Wang	Director	May 14, 2026
Hsiang-Chih Wang

/s/ Chih-Chang Yu	Director	May 14, 2026
Chih-Chang Yu

/s/ Te-Yung Hsu	Director	May 14, 2026
Te-Yung Hsu

/s/ Meyar Samuel Frucher	Director	May 14, 2026
Meyar Samuel Frucher

/s/ Hsing-Ju Tsai	Director	May 14, 2026
Hsing-Ju Tsai

/s/ Wei-Li Lin	Chief Financial Officer	May 14, 2026
Wei-Li Lin	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly appointed representative in the United States of OBOOK Holdings Inc. has signed this Registration Statement or amendment thereto in the city of New York, New York, United States on May 14, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President